UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 24, 2023

Columbia Banking System, Inc.

(Exact name of registrant as specified in its charter)

Washington	000-20288	91-1422237
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 A Street

Tacoma, Washington 98402-4200

(Address of Principal Executive Offices) (Zip Code)

(253) 305-1900

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EXCHANGE
Common Stock	COLB	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Following close of business on February 24, 2023, Columbia State Bank, a Washington state-chartered bank and wholly-owned subsidiary of Columbia Banking System, Inc. (“Columbia”) completed its divestiture of 7 branches and certain related assets and deposit liabilities to 1st Security Bank of Washington, a Washington state-chartered stock savings bank and wholly-owned subsidiary of FS Bancorp, Inc. to satisfy regulatory requirements in connection with Columbia’s merger with Umpqua Holdings Corporation. Total deposits and loans that were divested upon closing were approximately $430.8 million and approximately $67.4 million, respectively. Columbia recorded a gain of approximately $17.4 million related to the completion of this divestiture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANKING SYSTEM, INC.

Date: February 27, 2023	By:	/s/ Aaron James Deer
Aaron James Deer
Executive Vice President and Chief Financial Officer